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                                                                EXHIBIT 10.6


ASSET PURCHASE AGREEMENT

          This Asset Purchase Agreement (the "Agreement") is made and entered into as of this 16th day of June, 1998, by and between Convergent Communications Services, Inc., a Colorado corporation (the "Buyer"), on the one hand, and Tie/Communications, Inc., a Delaware corporation and Debtor and Debtor in Possession (the "Seller") under Case No. SA 98-15547-JB (the "Case") in the United States Bankruptcy Court for the Central District of California (the "Bankruptcy Court").

RECITALS

     A. Seller is engaged in the business of distributing, maintaining and supporting telephone systems and of selling blocks of long distance telephone time (collectively, the "Business").

     B. Seller wishes to sell to Buyer the assets described herein which it uses in connection with the Business at the price and on the other terms and conditions specified in detail below and Buyer wishes to so purchase and acquire such assets from Seller.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.   TRANSFER OF ASSETS

          1.1 PURCHASE AND SALE OF ASSETS. On the Closing Date, as hereinafter defined, in consideration of the covenants, representations and obligations of Buyer hereunder, and subject to the conditions hereinafter set forth. Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, free and clear of all liens, claims, interests and encumbrances, the following assets, wherever located, whether or not identified or disclosed on Seller's books and records (collectively, the "Property");

               1.1.1 LEASES AND CONTRACTS. Seller's right, title and interest (i) as lessee under those real property leases described on Exhibit "A-1" to this Agreement and incorporated herein by this reference (collectively, the "Real Property Leases"), (ii) as lessee under those equipment, personal property and intangible property leases, rental agreements, licenses, contracts, agreements and similar arrangements described on Exhibit "A-2" to this Agreement and incorporated herein by this reference (collectively, the "Other Leases"), and (iii) as a party to those other contracts, leases, orders, purchase orders, licenses, contracts, agreements and similar arrangements described On Exhibit "A-3" (collectively, the "Other Contracts" and together with the Other Leases, the "Other Leases and Contracts").

               1.1.2 IMPROVEMENTS. All improvements, and all appurtenances to such improvements, located on the real property
(collectively, the "Real Property") occupied by Seller under the Real Property Leases assumed by Buyer and assigned by Seller at the Closing, including, without limitation, buildings, outside storage areas, driveways, walkways and parking

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areas, but in all events only to the extent of Seller's interest in the same
(collectively, the "improvements").

               1.1.3 PERSONAL PROPERTY. All of those items of equipment and tangible personal property now or hereafter owned by Seller and used in connection with the Business, including, without limitation, all such furniture, vehicles, machinery, equipment, tools, spare parts, computers, fixtures and furnishings located at or on the Real Property (collectively, the "Personal Property"). As used in this Agreement, the Personal Property shall not include the Inventory. The Personal Property shall also expressly exclude any equipment or other tangible property held by Seller pursuant to a lease, rental agreement, contract, license or similar arrangement (a "Contract") where Buyer does not assume the underlying Contract relating to such personal property at the Closing.

               1.1.4 INTANGIBLE PROPERTY. All intangible personal property owned or held by Seller and used in connection with the Business, but in all cases only to the extent of Seller's interest and only to the extent transferable, together with all books, records and like items pertaining to the Business, including, without limitation, any interest in the name "Tie Communications," the goodwill of the Business, trademarks, trade names, service marks, all plans and specifications for the Improvements, all appraisals, engineering, soils, pest control, and other reports relating to the Real Property, catalogues, customer lists and files and other data bases, correspondence with present or prospective customers and suppliers, advertising materials, software programs, telephone exchange numbers identified with the Business, employment records and any confidential information or other documentation (including, without limitation, all operator and user manuals, training materials, guides, listings, specifications, and other materials for use in conjunction with, or related to the Property) that has been reduced to writing relating to or arising out of the Business (collectively, the "Intangible Property"). As used in this Agreement, Intangible Property shall in all events exclude, (i) any materials containing privileged communications or information about employees, disclosure of which would violate an employee's reasonable expectation of privacy and any other materials which are subject to attorney-client or any other privilege, and (ii) any software or other item of intangible property held by Seller pursuant to a license or other Contract where Buyer does not assume the underlying Contract relating to such intangible personal property at the Closing.

               1.1.5 RECEIVABLES. All instruments, receivables, accounts receivable and unbilled costs and fees and, subject to Section 1.2, all causes of action relating or pertaining to the foregoing (collectively, the "Receivables").

               1.1.6 INVENTORY. All supplies, goods, materials, work in process, inventory and stock in trade owned by Seller (collectively, the "Inventory").

               1.1.7 WARRANTIES. All rights of Seller under express or implied warranties from the suppliers of Seller with respect to the Property;

               1.1.8 ADDITIONAL ASSETS. Except as specifically provided in Section 1.2 or Exhibit "A-4" hereof, all other assets and properties of Seller which exist on the Closing Date

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whether tangible or intangible, real or personal which are used in the
Business, excluding Seller's rights under any Contract which is not assigned to Buyer at the Closing; and

               1.1.9 NON-EXECUTORY CONTRACTS. All non-executory contracts and contractual rights, relating to the enforcement of proprietary rights and confidentiality provisions, including, but not limited to all non-executory contracts with customers.

          1.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary in this Agreement, the Property shall be limited to the items identified or described in Section 1.1 above and shall not include (i) those items excluded pursuant to the provisions of Section 1.1 above; (ii) all cash or cash equivalents; (iii) all preference or avoidance claims and actions of Seller, including, without limitation, any such claims and actions arising under Sections 544, 547, 548, 549, and 550 of the United States Bankruptcy Code;
(iv) Seller's rights under this Agreement and all cash and non-cash consideration payable or deliverable to Seller pursuant to the terms and provisions hereof; (v) insurance proceeds, claims and causes of action with respect to or arising in connection with (A) any Contract which is not assigned to Buyer at the Closing, or (B) any item of tangible or intangible property not acquired by Buyer at the Closing; (vi) any Contract to which Seller is a party which is not listed or described in Section 1.1.9 or on Exhibit "A-1," "A-2" or "A-3," and (vii) any Contract or asset which is listed or described on Exhibit "A-4".

          1.3 INSTRUMENTS OF TRANSFER. The sale, assignment, transfer, conveyance and delivery of the Property to Buyer shall be made by assignments, bill of sale, and other instruments of assignment, transfer and conveyance provided for in Section 3 below and such other instruments as may reasonably be requested by Buyer and which do not increase in any material way the burdens imposed by this Agreement upon Seller.

     2.   CONSIDERATION.

          2.1  PURCHASE PRICE

               (a) The cash consideration to be paid by Buyer to Seller for the Property (the "Purchase Price") shall be $40,000,000.

               (b)  The Purchase Price shall be paid as follows:

                    (i) Within two days (the "Deposit Date") following the mutual execution and delivery of this Agreement (the date of such mutual execution and delivery is sometimes referred to herein as the "Execution Date"), Buyer shall deposit into an escrow (the "Escrow") with an escrow agent or company (the "Escrow Holder") reasonably designated by Seller $1,500,000 (the "Deposit") in immediately available, good funds (funds delivered in this manner are referred to herein as "Good Funds"), pursuant to joint escrow instructions to be delivered to the Escrow Holder on or before the Deposit Date. In turn, the Escrow Holder shall immediately deposit the Deposit into an interest-bearing account. The Deposit shall become nonrefundable upon the earlier of (x) the approval of Buyer as the approved buyer at the hearing on the Sale Motion (as defined in Section 8.4.2

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          below), or (y) the termination of this Agreement by Seller by reason of Buyer's default in the performance of any material obligation of Buyer hereunder (a "Buyer Default Termination"). At the Closing, the Deposit (and any interest accrued thereon) shall be credited and applied toward payment of the Purchase Price. In the event the Deposit becomes non-refundable by reason of a Buyer Default Termination, Escrow Holder shall immediately disburse the Deposit and all interest accrued thereon to Seller to be retained by Seller for its own account. If the transactions contemplated herein terminate by reason of (A) the termination of this Agreement by reason of Seller's default in the performance of any material obligation of Seller hereunder, (B) the termination of this Agreement pursuant to and in accordance with Section 8.4.2 hereof,
          (C) the termination of this Agreement by Buyer pursuant to and in accordance with the provisions of Sections 3.2, 4.3, 8.4.1, 9.1 or
          9.8 hereof, (D) the approval by the Bankruptcy Court of a sale to a third party other than Buyer, or (E) any other termination of this Agreement other than a Buyer Default Termination, the Escrow Holder shall return to Buyer the Deposit (together with all interest thereon);

                    (ii) Buyer shall receive a credit against the Purchase Price EQUAL TO 50% OF THE FUNDS PAID PURSUANT TO SECTION 8.3; AND

                    (iii) On the Closing Date, Buyer shall pay and deliver, in Good Funds, the balance of the Purchase Price.

          2.2 ASSUMED LIABILITIES. Buyer shall, effective as of the Closing Date, be assigned Seller's interest under the Real Property Leases and Other Leases and Contracts to be assigned to Seller under this Agreement and shall assume all liabilities of Seller accruing under the Real Property Leases and under the Other Leases and Contracts on and after the Closing Date; provided that, except as set forth in the following sentence, Seller shall pay all cure amounts owing under any of the Real Property Leases and Other Leases and Contracts as of the Closing Date which the Bankruptcy Court may order to be paid as a condition to Seller's assumption and assignment of any Real Property Lease or Other Lease or Contract. Except as provided in the following sentence, Seller shall not be required to pay any such cure amounts owing with respect to the contracts listed as items 6, 8, 13 and 18 on Exhibit "A-3" and Seller shall not be required to pay 50% of such cure amount owing with respect to the contract listed as item 4 on Exhibit "A-3," all of which cure amounts not being paid by Seller will be satisfied by and be the sole responsibility of Buyer. Buyer's obligation to make the cure payments described in the preceding sentence shall not exceed (i) 100% of the amounts set forth with respect to such creditors on the List of Creditors Holding Twenty Largest Unsecured Claims filed by Seller in the Case on April 8, 1998 as to items 6 and 18 described above (50% as to item 4), (ii) $650,000 as to such item 8 and (iii) $100,000 as to such item 13; and any amounts by which the required cure payments exceed the amounts described in this sentence shall be satisfied by and shall be the sole responsibility of Seller. Buyer shall also assume all of Seller's liability for vacation, sick and personal days accrued under Seller's current policies relating to the accrual of such items as to all employees of Seller who become employees of Buyer on the Closing Date; provided, however, the liability assumed by Buyer pursuant to this sentence shall not exceed $650,000. Other than

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the liabilities and obligations of Seller expressly assumed by Buyer hereunder, Buyer is not assuming and shall not be liable for any liabilities or obligations of Seller.

     3.   CLOSING TRANSACTIONS.

          3.1 CLOSING CONFERENCE. The Closing of the transactions provided for herein (the "Closing") shall take place at the offices of Pachulski, Stang, Ziehl & Young, PC., 10100 Santa Monica Boulevard, Suite 1100, Los Angeles, California 90067.

          3.2 CLOSING DATE. The Closing shall be held on the later of (i) eleven (11) days after entry of the Sale Approval Order (as defined in Section 8.4.2, below) or (ii) the first business day after all conditions to Closing have been satisfied or waived (the "Closing Date"), or such other date as the parties may mutually agree, but in no event later than August 31, 1998 (the "Outside Date"). In the event the conditions to Closing have not been satisfied or waived by the Outside Date, then any party who is not in default hereunder may terminate this Agreement; provided, however, that if Buyer is not in default on the Outside Date with respect to the conditions to Closing it must satisfy, Buyer may extend the Outside Date for up to 30 days during which period Seller shall not have the right to terminate this Agreement pursuant to this Section 3.2; provided further that neither party shall have the right to terminate the Agreement during the thirty days following the Outside Closing Date if the only conditions not satisfied or waived are the conditions set forth in Sections 4.1.5 and 4.2.5. Alternatively, the parties may mutually agree to an extended Closing Date. Until this Agreement is either terminated or the parties have agreed upon an extended Closing Date, the parties shall diligently continue to work to satisfy all conditions to Closing and the transaction contemplated herein shall close as soon as such conditions are satisfied or waived.

          3.3 SELLER'S DELIVERIES TO BUYER AT CLOSING. On the Closing Date, Seller shall make the following deliveries to Buyer:

               3.3.1 An Assignment and Assumption of Leases substantially in form and content mutually satisfactory to Seller and Buyer, duly executed by Seller, pursuant to which Seller assigns the Real Property Leases and the Other Leases and Contracts (the "Assignments of Leases"); provided, however, that the Assignments of Leases need not be delivered by Seller if the Bankruptcy Court has issued an order prior to the Closing Date authorizing the assumption and assignment of such Leases and the Other Leases and Contracts.

               3.3.2 A bill of sale, duly executed by Seller, in form and content mutually satisfactory to Seller and Buyer pursuant to which Seller transfers the Personal Property and the Inventory to Buyer (the "Bill of Sale").

               3.3.3 A counterpart assignment of intangible property, duly executed by Seller, in form and content mutually satisfactory to Seller and Buyer, pursuant to which Seller assigns to Buyer its interest, if any, in and to the Intangible Property to Buyer (the "Assignment of Intangible Property").

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               3.3.4     Any such other documents, funds or other things
reasonably contemplated by this Agreement to be delivered by Seller to Buyer at the Closing.

          3.4 BUYER'S DELIVERIES TO SELLER AT CLOSING. On the Closing Date, Buyer shall make or cause the following deliveries to Seller:

               3.4.1 That portion of the Purchase Price to be delivered by Buyer directly to Seller at the Closing under Section 2.1 (and Buyer shall cause Escrow Holder to deliver the Deposit to Seller).

               3.4.2 A counterpart of the Assignment of Leases, duly executed by Buyer.

               3.4.3 A counterpart of the Assignment of Intangible Property, duly executed by Buyer.

               3.4.4 Any such other documents, funds or other things reasonably contemplated by this Agreement to be delivered by Buyer to Seller at the Closing.

          3.5 PRORATIONS. Rent, current taxes, prepaid advertising and other items of expense (including, without limitation, any prepaid insurance under the Real Property Leases or Other Leases and Contracts, or any of them) under the Real Property Leases or the Other Leases and Contracts shall be prorated between Seller and Buyer as of the Closing Date. Except as provided in Section 2.2, all obligations due in respect of periods prior to Closing shall be paid in full or otherwise satisfied by Seller and all obligations due in respect of periods after Closing shall be paid in full or otherwise satisfied by Buyer. Except as provided in Section 2.2, rent shall be prorated on the basis of a thirty (30) day month.

          3.6 SALES, USE AND OTHER TAXES. Any sales, purchases, transfer, stamp, documentary stamp, use or similar taxes under the laws of the states in which any portion of the Property is located, or any subdivision of any such state, which may be payable by reason of the sale of the Property under this Agreement or the transactions contemplated herein shall be borne and timely paid by Buyer.

          3.7 POSSESSION. Right to possession of the Property shall transfer to Buyer on the Closing Date. Seller shall transfer and deliver to Buyer on the Closing Date such keys, lock and safe combinations and other similar items as Buyer shall require to obtain immediate and full occupation and control of the Property, and shall also make available to Buyer at their then existing locations the originals of all documents in Seller's possession that are required to be transferred to Buyer by this Agreement.

          3.8 CLOSING PAYMENTS. At the Closing, Seller shall deliver to Seller's employees payment for all accrued wages and benefits (except those specifically assumed by Buyer pursuant to Section 2.2) through the Closing Date.

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     4.   CONDITIONS PRECEDENT TO CLOSING.

          4.1 CONDITIONS TO SELLER'S OBLIGATIONS. Seller's obligation to make the deliveries required of Seller at the Closing Date shall be subject to the satisfaction or waiver by Seller of each of the following conditions.

               4.1.1 All of the representations and warranties of Buyer contained herein shall be true and correct as of the date when made and shall be deemed to be made again as of the Closing Date and shall be true and correct in all material respects at and as of such time.

               4.1.2 Buyer shall have executed and delivered to Seller the Assignment of Leases.

               4.1.3 Buyer shall have delivered, or shall be prepared to deliver at the Closing, all cash and other documents required of Buyer to be delivered at the Closing.

               4.1.4 Buyer shall have delivered to Seller appropriate evidence of all necessary corporate action by Buyer in connection with the transactions contemplated hereby, including, without limitation: (i) certified copies of resolutions duly adopted by Buyer's directors approving the transactions contemplated by this Agreement and authorizing the execution, delivery, and performance by Buyer of this Agreement; and (ii) a certificate as to the incumbency of officers of Buyer executing this Agreement and any instrument or other document delivered in connection with the transactions contemplated by this Agreement.

               4.1.5 All applicable waiting periods relating to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been terminated and any proceedings that may have been filed or instituted thereunder shall have been satisfactorily concluded.

               4.1.6 No action, suit or other proceedings shall be pending before any court, tribunal or governmental authority seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any law, decree or regulation of any governmental authority having appropriate jurisdiction.

               4.1.7 The Bankruptcy Court shall have entered the Procedure Order in accordance with Section 8.4.1 below and the Sale Approval Order as contemplated by and defined in Section 8.4.2 below and the Sale Approval Order shall not have been stayed as of the Closing Date.

               4.1.8 Buyer shall have performed or tendered performance in all material respects of the covenants on Buyer's part to be performed which, by their terms, are intended to be performed before the Closing.

               4.1.9 Buyer shall have offered employment to at least 90% of the employees who are employed by Seller on the Closing Date, on substantially similar terms to those under which they are employed on the Execution Date; provided that nothing contained herein shall (i) obligate Buyer to assume any collective bargaining agreements or any obligations

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thereunder or (ii) be interpreted to constitute an employment agreement with any such employees.

          4.2 CONDITIONS TO BUYER'S OBLIGATIONS. Buyer's obligation to make the deliveries required of Buyer at the Closing Date shall be subject to the satisfaction or waiver by Buyer of each of the following conditions:

               4.2.1 Buyer shall have performed or tendered performance in all material respects of the covenants on Buyer's part to be performed which, by their terms, are intended to be performed before the Closing.

               4.2.2 All representations and warranties of Seller contained herein shall be true and correct as of the date when made and shall be deemed to be made again as of the Closing Date and shall be true and correct in all material respects at and as of such time.

               4.2.3 Seller shall have executed and be prepared to deliver to Buyer the Assignment of Leases.

               4.2.4 Seller shall have delivered, or shall be prepared to deliver at the Closing, all other documents required of Seller to be delivered at the Closing.

               4.2.5 All applicable waiting periods relating to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been terminated and any proceedings that may have been filed or instituted thereunder shall have been satisfactorily concluded.

               4.2.6 No action, suit or other proceedings shall be pending before any court, tribunal or governmental authority seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any law, decree or regulation of any governmental authority having appropriate jurisdiction.

               4.2.7 The Bankruptcy Court shall have entered the Procedure Order in accordance with Section 8.4.1 below and the Sale Approval Order in accordance with Section 8.4.2 below and the Sale Approval Order shall not have been stayed as of the Closing Date.

               4.2.8 Buyer shall have entered into employment contracts in form and substance satisfactory to it in its reasonable judgment which will become effective upon the consummation of the Closing with the following current employees of Seller: Michael Dozier, Greg McGraw, R. Dan Baker, D. Randall Hake and Thomas Francis; provided however that this condition will be deemed to have been satisfied if Buyer has not delivered, at least two days prior to the hearing on the Procedure Order, a written notice to Seller that such condition has not been satisfied.

               4.2.9 NOTICE TO CREDITORS. Seller shall have provided all notices required under applicable bankruptcy law and to such parties as Buyer may reasonably request.

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               4.2.10    ADEQUACY OF THE PROPERTY.  The Property shall
constitute all of the assets and contract rights required to conduct in all material respects the Business as it is presently being conducted; provided, however, that Buyer shall use reasonable efforts to investigate the matters described in this Section and that this condition shall be deemed satisfied with respect to any matter of which Buyer has knowledge and fails to provide written notice to Seller within two business days of discovering such matter.

               4.2.11 COMPLIANCE WITH TELECOMMUNICATIONS REGULATIONS. Seller shall have at all times operated the Business in compliance with all applicable laws, rules and regulations applicable to the provision of telecommunication services, except to the extent that any failure to do so would not have a material adverse effect on the Business; provided, however, that Buyer shall use reasonable efforts to investigate the matters described in this Section and that this condition shall be deemed satisfied with respect to any matter of which Buyer has knowledge and fails to provide written notice to Seller within two business days of discovering such matter.

          4.3 TERMINATION. If any of the above conditions to the obligations of a party is neither satisfied nor waived on or before the date by which the condition is required to be satisfied or, if no such date is specified, on or before the Outside Date (including any extension of the Outside Date as permitted pursuant to Section 3.2), such party, provided it is not then in default hereunder, may terminate this Agreement by delivering to the other party written notice of termination. Any waiver of a condition shall be effective only if such waiver is stated in writing and signed by the waiving party; provided, however, that the consent of a party to the Closing shall constitute a waiver by such party of any conditions to Closing not satisfied as of the Closing Date.

     5. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller hereby makes the following representations and warranties to Buyer:

          5.1 VALIDITY OF AGREEMENT. Subject only to the obtaining of the Sale Approval Order, this Agreement constitutes the valid and binding obligation of Seller enforceable in accordance with its terms.

          5.2 ORGANIZATION, STANDING AND POWER. Subject to the applicable provisions of bankruptcy law, Seller has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as now being conducted and, subject to Seller's obtaining the Sale Approval Order, to execute, deliver and perform this Agreement and all writings relating hereto.

          5.3 AUTHORIZATION OF SELLER. Subject only to the obtaining of the Sale Approval Order, the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and the performance of, fulfillment of and compliance with the terms and conditions hereof by Seller do not and will not: (i) conflict with or result in a breach of the articles of incorporation or the by-laws of Seller; (ii) violate any statute, law, rule or regulation, or any order, writ, injunction or decree of any court or governmental authority; or (ii) violate or conflict with or constitute a default under any agreement, instrument or writing of any nature to which Seller is a party or by which Seller or its assets or properties may be bound.

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          5.4  TITLE TO PROPERTY.  To Seller's knowledge (which consists only of matters actually known to Seller's senior management), Seller has good and marketable title to the Property; provided, however, Seller makes no representation whatsoever as the title to the Intangible Property.

     6. BUYER'S WARRANTIES AND REPRESENTATIONS. In addition to the representations and warranties contained elsewhere in this Agreement, Buyer hereby makes the following representations and warranties to Seller:

          6.1 VALIDITY OF AGREEMENT. All action on the part of Buyer necessary for the authorization, execution, delivery and performance of this Agreement by Buyer, including, but not limited to. the performance of Buyer's obligations hereunder, has been taken. This Agreement, when executed and delivered by Buyer, shall constitute the valid and binding obligation of Buyer enforceable in accordance with its terms.

          6.2 ORGANIZATION, STANDING AND POWER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Buyer has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as now being conducted and to execute, deliver and perform this Agreement and all writings relating hereto.

          6.3 AUTHORIZATION OF BUYER. The execution, delivery and performance of this Agreement and all writings relating hereto by Buyer have been duly and validly authorized. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and the performance of, fulfillment of and compliance with the terms and conditions hereof by Buyer do not and will not; (i) conflict with or result in a breach of the articles of incorporation or by-laws of Buyer; (ii) violate any statute, law, rule or regulation, or any order, writ, injunction or decree of any court or governmental authority; or (iii) violate or conflict with or constitute a default under any agreement, instrument or writing of any nature to which Buyer is a party or by which Buyer or its assets or properties may be bound.

     7. "AS IS" TRANSACTION. Buyer hereby acknowledges and agrees that, except as otherwise expressly provided in Section 5 above, Seller makes no representations or warranties whatsoever, express or implied, with respect to any matter relating to the Property (including, without limitation, income to be derived or expenses to be incurred in connection with the Property, the physical condition of any personal property comprising a part of the Property or which is the subject of any Other Lease or Contract to be assumed by Buyer at the Closing, the environmental condition or other matter relating to the physical condition of any real property or improvements which are the subject of any Real Property Lease to be assumed by Buyer at the Closing, the zoning of any such real property or improvements, the value of the Property (or any portion thereof), the terms, amount, validity or enforceability of any assumed liabilities, the merchantability or fitness of the Personal Property or any other portion of the Property for any particular purpose, or any other matter or thing relating to the Property or any portion thereof). Without in any way limiting the foregoing, Seller hereby disclaims any warranty (express or implied) of merchantability or fitness for any particular purpose as to any portion of the Property. Buyer further acknowledges that Buyer has conducted an independent inspection and

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investigation of the physical condition of all portions the Property and all such other matters relating to or affecting the Property as Buyer deemed necessary or appropriate and that in proceeding with its acquisition of the Property, except for any representations and warranties set forth in Section 5 which by their specific terms survive the Closing, Buyer is doing so based solely upon such independent inspections and investigations. Accordingly, except only for such surviving representations, Buyer will accept the Property at the Closing "AS IS, "WHERE IS," and "WITH ALL FAULTS."

     8.   CONDUCT AND TRANSACTION PRIOR TO CLOSING.

          8.1 ACCESS TO RECORDS AND PROPERTIES OF SELLER. From and after the date of this Agreement until the Closing Date, Seller shall afford to Buyer's officers, independent public accountants, counsel, lenders, consultants and other representatives, free and full access at all reasonable times to the Property and all records pertaining to the Property or the Business. Buyer, however, shall not be entitled to access to any materials containing privileged communications or information about employees, disclosure of which might violate an employee's reasonable expectation of privacy. Buyer expressly acknowledges that nothing in this Section 8.1 is intended to give rise to any contingency to Buyer's obligations to proceed with the transactions contemplated herein, provided Seller is in material compliance with the provisions of this Section 8.1.

          8.2 OPERATION OF SELLER'S BUSINESS PENDING CLOSING. Unless Buyer otherwise consents, during the period prior to the Closing Date, Seller shall operate the Business as currently operated and only in the ordinary course and, consistent with such operation, shall use commercially reasonable efforts to preserve intact its current business organization and its relationships with employees and persons having dealings with it.

          8.3 HART-SCOTT-RODINO COOPERATION. Buyer and Seller shall cooperate with each other (at their respective sole cost and expense) to comply with, and provide the information required by, the premerger notification and waiting period rules of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (codified in Section 18(a) of Title 15, U.S. Code), in any Federal Trade Commission regulations, and in any provisions or regulations of or relating to the Clayton Act. In that connection, Buyer and Seller shall use diligent efforts to make their joint pre-merger notification filing with the Federal Trade Commission no later than two (2) business days following the entry of the Procedure Order. Buyer shall pay 100% of the filing fee to be paid in connection with such pre-merger notification and Buyer shall be entitled to a credit against the Purchase Price of 50% of such amount.

     8.4  BANKRUPTCY COURT APPROVALS.

          8.4.1. BANKRUPTCY COURT APPROVAL OF SALE PROCEDURES. Promptly following the Execution Date (and in no event later than ten (10) business days thereafter), Seller will file with the Bankruptcy Court (and personally serve counsel for the official creditors' committee, the members of the official creditors' committee, the creditors listed on the 20 largest list, all creditors requesting special notice and all other parties required by law to receive such notice) a motion (the "Sale Procedure Motion"), in form and substance acceptable to Buyer, for an order

(the "Procedure Order") from the Bankruptcy Court which provides that: (i) if
(x) this Agreement has not been terminated (a) due to a breach by Buyer or
(b) by Buyer due to the failure of the condition set forth in Section 4.2.8 and (y) the Bankruptcy Court enters its order approving the sale of the Property (or any material portion thereof) to any party other than Buyer, Seller will on the next business day following entry of such order pay to Buyer a flat fee payment (not dependent on amounts actually expended or incurred by Buyer) in cash or other immediately available good funds in the amount of $1,500,000 (the "Break-Up Fee"); (ii) all third party offers to be considered at the hearing on the Sale Motion (as defined below in Section
8.4.2 below) shall be in writing and delivered to Seller and Buyer no later than forty-eight (48) hours prior to such hearing, together with satisfactory evidence of such third party's financial ability to perform its obligations under such offer and shall be accompanied by a deposit of $1,500,000; which funds such third party shall agree may be used by Seller to pay the Break-Up Fee to Buyer in the situation described in clause (i) above; (iii) no prospective purchaser will be permitted to bid at the Hearing on the Sale Motion unless such party has been deemed "financially qualified" by Houlihan Lokey Howard & Zukin Capital ("HLHZ"), Seller's investment banker; (iv) no prospective purchaser who bids for the Property at the hearing on Buyer's acquisition of the Property shall be entitled to purchase the Property unless such prospective purchaser offers to purchase the Property for consideration which is at least $4,000,000 greater than the consideration set forth in this Agreement (including all cash, non-cash consideration and assumed liabilities) and otherwise on terms at least as favorable to Seller as those set forth in this Agreement, and (v) after any initial overbid, all further overbids must include cash increments of at least $1,000,000. Should overbidding take place, Buyer shall have the right, but not the obligation, to participate in the overbidding and to be approved as the overbidder at the hearing on the Sale Motion based upon any such overbid. If the Bankruptcy Court approves a sale to Buyer based on an overbid by Buyer, Buyer shall receive credit against the purchase price in the amount of the Break-Up Fee. Should an overbidder other than Buyer be approved at the hearing on the Sale Motion, Buyer shall, the day after such hearing and concurrently with the payment of the Break-Up Fee to Buyer, deliver to the person designated by Seller all reports, studies and the like materials obtained by Buyer from third party consultants in connection with Buyer's due diligence investigation.

          Following the filing of the Sale Procedure Motion, Seller shall use reasonable efforts to obtain the Procedure Order (the date on which the Procedure Order is entered is referred to herein as the "Sale Procedure Date"). If (i) the Bankruptcy Court declines to enter the Procedure Order, or
(ii) the Procedure Order is not entered on or before the date which is 20 days following the Execution Date (the "Procedure Order Entry Period"), then in either such event, Buyer shall have the right, upon written notice delivered to Seller not later than two (2) business days following the earlier of the declination of the Court or expiration of the Procedure Order Entry Period to terminate this Agreement. Delivery of such notice of termination may be made by facsimile addressed to counsel for Seller. If Buyer timely gives written notice of termination, this Agreement and the transactions contemplated herein shall terminate and Buyer and Seller shall be relieved of any further liability or obligation hereunder other than the obligation to pay to Buyer the Deposit (together with interest) pursuant to
Section 2.1(b). Should Buyer decline to timely deliver to Seller written notice of termination, Buyer shall conclusively be deemed to have waived the condition provided for in this Section 8.4.1. Upon the timely entry of the Procedure

Order in form and substance acceptable to Buyer, the condition set forth in this Section 8.4.1 shall be deemed satisfied.

          8.4.2. BANKRUPTCY COURT'S APPROVAL OF SALE. In the event that the condition provided for in Section 8.4.1 above is either satisfied or waived (or deemed waived), Seller shall promptly, but not more than 10 days following the Sale Procedure Date, make a motion (the "Sale Motion") for an order (the "Sale Approval Order") from the Bankruptcy Court (which order shall be in form and substance acceptable to Buyer) which

               (i) approves the sale of the Property to Buyer on the terms and conditions set forth in this Agreement and authorizes Seller to proceed with this transaction;

               (ii) includes a specific finding that Buyer is a good faith purchaser of the Property;

               (iii) states that the sale of the Property to Buyer shall be free and clear of all liens, claims, interests and encumbrances whatsoever;

               (iv) approves Seller's assumption and assignment of the pre-petition leases and contracts to be assumed hereunder (collectively, the "Section 365 Contracts") pursuant to Section 365 of the United States Bankruptcy Code and, except as provided in Section 2.2 hereof, orders Seller to pay any cure amounts payable to the other parties to the Section 365 Contracts as a condition to such assumption and assignment; provided, however, in no event shall Buyer have the right to disapprove the Sale Approval Order or terminate this transaction by reason of the failure to assign all of the Section 365 Contracts so long as (a) the Sale Approval Order authorizes Seller to assume and assign not less than ninety percent (90%) of the Section 365 Contracts and (b) included in such 90% are the contracts listed as items 4, 5 and 6 on Exhibit "A-3"; and

               (v) contains the following findings of fact and conclusions of law by the Bankruptcy Court in form and substance satisfactory to Buyer establishing that:

                    (a) the notice of sale, assignment and transfer of the Property free and clear of liens, and the parties who were served with copies of this notice, was in compliance with Bankruptcy Code Sections 102, 363 and 365 and Federal Rules of Bankruptcy Procedure 2002, 6004, 6006, 9014 and any other provisions of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure or any local bankruptcy rules governing the sale of the Property free and clear of liens and the assignment of executory contracts and leases, if any;

                    (b) upon the closing of the sale of the Property to Buyer, the Property shall be transferred, sold and delivered to Buyer free and clear of all encumbrances, obligations, liabilities, contractual commitments, claims, including, without limitation, any theory of successor liability, DE FACTO merger, or substantial continuity, whether based in law or equity, ERISA and employee benefit obligations, collective bargaining agreements, environmental liabilities, any security interest, mortgage, lien, charge against or interest in property, adverse claim, claim of possession, license, restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership or any option to purchase, option, charge, retention agreement which is intended as security or other matters (collectively, "Liens") of any person or entity that encumber or relate to, or purport to encumber or relate to, the Property, except as specifically provided in this Agreement.

                    (c) all requirements imposed by Bankruptcy Code Section 363 and applicable case law for the sale of assets free and clear of Liens have been satisfied;

                    (d) Buyer is a purchaser in "good faith" of the Property pursuant to Bankruptcy Code Section 363(m);

                    (e) Buyer and Seller did not engage in any conduct which would allow this Agreement to be set aside pursuant to Bankruptcy Code
     Section 363(n);

                    (f)  all of the requirements imposed by Bankruptcy Code
     Section 365 and applicable case law for the assumption and assignment of executory contracts and leases in connection with the sale of assets free and clear of Liens have been satisfied;

                    (g) any other provisions of the Bankruptcy Code governing the sale of assets free and clear of Liens have been satisfied;

                    (h) the transactions consummated pursuant to this Agreement are entitled to the protections of Section 363(m) of the Bankruptcy Code;

                    (i) pursuant to Section 105 of the Bankruptcy Code, any creditors of Seller are prohibited from taking any actions against Buyer or the Property, except in connection with liabilities expressly assumed by Buyer;

                    (j) the transfers made pursuant to this Agreement are made under the Bankruptcy Code and not subject to any taxes under applicable laws; and

                    (k) the terms and provisions of this Agreement are fair and reasonable.

          Moreover, the order approving the sale shall state as follows:

                    (aa) This Order is and shall be effective as a determination that, upon transfer of the Property to Buyer, all Liens existing as to the Property conveyed to Buyer have been and hereby are adjusted and declared to be unconditionally released, discharged and terminated, and shall be binding upon and govern the acts of all entities, including, all filing agents, filing officers, administrative agencies or units, governmental departments or units, secretaries of state, federal, state and local officials and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to the Property conveyed to Buyer. All
     Liens of record as of the date of this Order, except as otherwise provided in this order, shall be forthwith removed and stricken as against the Property. All such entities described in paragraph (bb) immediately below are authorized and specifically directed to strike all such recorded Liens against the Property from their records, official and otherwise.

               (bb) If any person or entity which has filed statements or other documents or agreements evidencing Liens on, or interests in, any of the Property does not deliver to the Buyer prior to the closing of the sale of the Property to Buyer, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of Liens and easements, and any other documents necessary for the purpose of documenting the release of all Liens which the person or entity has or may assert with respect to any of the Property, Buyer is hereby authorized and directed to execute and file such statements, instruments, releases and other documents on behalf of such persons or entity with respect to any of the Property.

     Following the filing of the Sale Motion, Seller shall use reasonable efforts to obtain the Sale Approval Order. Both Buyer's and Seller's obligations contemplated in this Agreement (other than the payment of the Break-Up Fee and as to repayment of the Deposit under Section 2.1 hereof) shall be conditioned upon the Bankruptcy Court's entry of the Sale Approval Order on or before the date 30 days following the entry of the Procedure Order. If (xx) the Bankruptcy Court refuses to issue the Sale Approval Order (except for the failure addressed in the proviso to clause (iv) above) or
(yy) a third party purchaser for the Property or any material portion thereof is approved by the Bankruptcy Court at the hearing on the Sale Motion, or
(zz) the Sale Approval Order is for any other reason not entered on or before the Outside Date (or the date to which the Outside Date is extended by Buyer pursuant to Section 3.2 hereof), then in any such event, this Agreement shall automatically terminate and Seller and Buyer shall be relieved of any further liability or obligation thereunder (other than the return of the Deposit (plus interest) pursuant to Section 2.1(b) hereof and the payment of the Break-Up Fee). Upon timely entry of the Sale Approval Order in form and substance acceptable to Buyer (such entry date being referred to herein as the "Sale Approval Date"), the condition set forth in this Section 8.4.2 shall conclusively be deemed satisfied.

     9.   MISCELLANEOUS.

          9.1 DAMAGE AND DESTRUCTION: CONDEMNATION. Seller shall notify Buyer immediately of the occurrence of any material damage to or destruction of the Property which occurs prior to the Closing Date, or the institution or maintenance of any condemnation or similar proceedings with respect to any of the Property. In the event of any material damage to or destruction of the Property which is not fully covered by insurance, or in the event any such condemnation or other proceedings are instituted or maintained, Buyer, at its option, may either (i) terminate this Agreement, or (ii) consummate the purchase provided for by this Agreement. In all other events or in the event that Buyer elects to consummate the purchase pursuant to (ii) above, all insurance or condemnation proceeds, including business interruption and rental loss proceeds, collected by Seller prior to the Closing Date, together with an amount equal to all deductible amounts under the insurance policies covering such damage or destruction and amounts of damage or destruction not covered by insurance (which amounts shall be agreed upon in good faith by Seller and Buyer and approved by the Bankruptcy Court), shall be credited against the Purchase Price on Buyer's account, and Buyer shall be entitled to and Seller shall pay to Buyer all other insurance or condemnation proceeds arising out of such damage or destruction or proceedings and collected following the Closing Date.

          9.2 ATTORNEYS' FEES. In the event that either party hereto brings an action or other proceeding to enforce or interpret the terms and provisions of this Agreement, the prevailing party in that action or proceeding shall be entitled to have and recover from the non-prevailing party all such fees, costs and expenses (including, without limitation, all court costs and reasonable attorneys' fees) as the prevailing party may suffer or incur in the pursuit or defense of such action or proceeding.

          9.3 REASONABLE ACCESS TO RECORDS AND CERTAIN PERSONNEL; COOPERATION. So long as the Case is pending, (i) Buyer shall permit Seller's counsel and other professionals employed in the Case reasonable access to the financial and other books and records relating to the Property or the Business (whether in documentary or data form) for the purpose of the continuing administration of the Case (including, without limitation, the pursuit of any avoidance, preference or similar action), which access shall include (xx) the right of such professionals to copy, at Seller's expense, such documents and records as they may request in furtherance of the purposes described above, and (yy) Buyer's copying and delivering to such professionals such documents or records as they may request, but only to the extent such professionals furnish Buyer with reasonably detailed written descriptions of the materials to be so copied and reimburse Buyer for the reasonable costs and expenses thereof), and (ii) Buyer shall provide Seller and such professionals with reasonable access to persons still employed by Buyer as follows: (1) for the first 90 days after the Closing Date, Seller shall have access to Senior Management (consisting of Mike Dozier, Dan Baker, Greg McGraw, Tom Franzen, Randy Hake) for up to an aggregate of 60 hours; Accounting (Jeff Brademeyer, Connie Lane, Greg Freese) for up to an aggregate of 50 hours; Personnel/Human Resources (Joan Chick & staff) for up to an aggregate of 25 hours; Tax (Roger Henpeck & staff) for up to an aggregate of 20 hours; Accounts Payable (Barbara Bailey & staff) for up to an aggregate of 120 hours); Long Distance (Rick Hagerman) for up to an aggregate of 10 hours; Other (Disney Reese) for up to an aggregate of 15 hours; provided that such access to such employees shall not exceed for each employee 8 hours per week (unless Buyer, in its sole discretion, consents to provide additional time);
(2) after 90 days after the Closing Date, Seller and such professionals shall have reasonable access to the aforementioned employees for an aggregate of up to 20 hours per week, provided that such access shall not exceed for each employee 4 hours per week; provided further that, Seller shall reimburse Buyer for the out of pocket expenses incurred by Buyer (including the salaries of such employees for the time devoted by such employees to fulfilling such requirement) (except during the first 90 days after the Closing for salaries with respect to the first 200 hours of access to such employees). Seller shall cooperate (at no cost to Seller) with Buyer in making joint application to have all regulatory permits, approvals, licenses or similar items held by Seller with respect to the providing of telecommunication services transferred to Buyer.

          9.4 NOTICES. Unless otherwise provided herein, any notice, tender, or delivery to be given hereunder by either party to the other may be effected by personal delivery in writing, or by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed communicated as o the date of mailing. Mailed notices shall be addressed as set forth below, but each party may change his address by written notice in accordance with this paragraph.

        To Seller:                    Tie Communications, Inc.
                                      10975 Grandview Drive
                                      Overland Park, Kansas
                                      Attn.:  D. Randall Hake

        With a copy to:               Pachulski, Stang, Ziehl & Young
                                      10100 Santa Monica Blvd., Suite 1100
                                      Los Angeles, California 90067-4102
                                      Attn.:    Ira D. Kharasch

        To Buyer:                     Convergent Communications, Inc.
                                      400 Inverness Drive South, Suite 400
                                      Englewood, Colorado 80112
                                      Attn.: General Counsel

        With a copy to:               Gibson, Dunn & Crutcher LLP
                                      1801 California Street, Suite 4100
                                      Denver, Colorado 80202
                                      Attn.: Richard M. Russo



          9.5 ENTIRE AGREEMENT. This instrument and the documents to be executed pursuant hereto contain the entire agreement between the parties relating to the sale of the Property. Any oral representations or modifications concerning this Agreement or any such other document shall be of no force and effect excepting a subsequent modification in writing, signed by the party to be charged.

          9.6 MODIFICATION. This Agreement may be modified, amended or supplemented only by a written instrument duly executed by all the parties hereto.

          9.7 CLOSING DATE. All actions to be taken on the Closing pursuant to this Agreement shall be deemed to have occurred simultaneously, and no act, document or transaction shall be deemed to have been taken, delivered or effected until all such actions, documents and transactions have been taken, delivered or effected.

          9.8 SEVERABILITY. Should any term, provision or paragraph of this Agreement be determined to be illegal or void or of no force and effect, the balance of the Agreement shall survive except that, if Buyer cannot acquire and Seller cannot assign, after using diligent efforts, including, but not limited to, making any required cure payments, at least ninety percent (90%) of the Section 365 Contracts, which 90% must include the assumption of the contracts listed as items 4, 5, and 6 on Exhibit "A-3," Buyer may terminate this Agreement, and it shall be of no further force and effect, unless Buyer agrees in writing to the contrary.

          9.9 CAPTIONS. All captions and headings contained in this Agreement arc for convenience of reference only and shall not be construed to limit or extend the terms or conditions of this Agreement.

          9.10 FURTHER ASSURANCES. Each party hereto will execute, acknowledge and deliver any further assurance, documents and instruments reasonably requested by any other party hereto for the purpose of giving effect to the transactions contemplated herein or the intentions of the parties with respect thereto.

          9.11 WAIVER. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

          9.12 BROKERAGE OBLIGATIONS. Seller is represented by HLHZ as its exclusive sale agent with respect to the transactions contemplated herein pursuant to that certain order entered by the Bankruptcy Court on May 7, 1998 and HLHZ's commission, fees and expenses are to be paid by Seller in accordance with the terms and provisions of such order. Seller and Buyer each represent and warrant to the other that, except for HLHZ, such party has incurred no liability to any investment banker, broker or agent with respect to the payment of any commission regarding the consummation of the transaction contemplated hereby. Except for any claims of HLHZ (which are to be handled and satisfied by Seller in accordance with the above referenced order), it is agreed that if any claims for commissions, fees or other compensation, including, without limitation, brokerage fees, finder's fees, or commissions are ever asserted against Buyer or Seller in connection with this transaction, all such claims shall be handled and paid by the party whose actions with respect to such banker, broker or agent form the basis of such claim and such party shall indemnify, defend (with counsel reasonably satisfactory to the party entitled to indemnification), protect and save and hold the other harmless from and against any and all such claims or demands asserted by any person, firm or corporation in connection with the transaction contemplated hereby.

          9.13 PAYMENT OF FEES AND EXPENSES.  Except as provided in Section
9.2 above, each party to this Agreement shall be responsible for, and shall pay, all of its own fees and expenses, including those of its counsel, incurred in the negotiation, preparation and consummation of the Agreement and the transaction described herein.

          9.14 INVESTIGATIONS AND SURVIVAL. The respective representations, warranties, covenants and agreements of Seller and Buyer herein, or in any certificates or other documents delivered prior to or at the Closing, shall not be deemed waived or otherwise affected by any investigation made by any party hereto nor shall they be affected by the Closing.

          9.15 ASSIGNMENTS. This Agreement shall not be assigned by either party hereto without the prior written consent of the other party hereto.

          9.16 BINDING EFFECT. Subject to the provisions of Section 9.15 above, this Agreement shall bind and inure to the benefit of the respective heirs, personal representatives, successors, and assigns of the parties hereto.

          9.17 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of Delaware.

          9.18 GOOD FAITH. All parties hereto agree to do all acts and execute all documents required to carry out the terms of this Agreement and to act in good faith with respect to the terms and conditions contained herein before and after Closing.

          9.19 CONSTRUCTION. In the interpretation and construction of this Agreement, the parties acknowledge that the terms hereof reflect extensive negotiations between the parties and that this Agreement shall not be deemed, for the purpose of construction and interpretation, drafted by either party hereto.

          9.20 COUNTERPARTS. This Agreement may be signed in counterparts. The parties further agree that this Agreement may be executed by the exchange of facsimile signature pages provided that by doing so the parties agree to undertake to provide original signatures as soon thereafter as reasonable in the circumstances.

          9.21 TIME IS OF THE ESSENCE. Time is of the essence in this Agreement, and all of the terms, covenants and conditions hereof.

          9.22 BANKRUPTCY COURT JURISDICTION. BUYER AND SELLER AGREE THAT THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION OVER ALL DISPUTES AND OTHER MATTERS RELATING TO (i) THE INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT EXECUTED PURSUANT HERETO; AND/OR (ii) THE PROPERTY AND/OR ASSUMED LIABILITIES, AND BUYER EXPRESSLY CONSENTS TO AND AGREES NOT TO CONTEST SUCH EXCLUSIVE JURISDICTION.

     IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the day and year first above written.

                              Convergent Communications Services, Inc., a Colorado corporation


                              By:       /s/ John R. Evans
                                  --------------------------------------------
                                   Name: John R. Evans
                                   Its: Chairman and Chief Executive
                                        Officer

                              Tie/Communications, Inc., a Delaware corporation, Debtor and Debtor in Possession

                              By:       /s/ Michael R. Dozier
                                  --------------------------------------------
                                   Name:        Michael R. Dozier
                                        --------------------------------------
                                   Its:         President & COO
                                        --------------------------------------

                                   AMENDMENT TO
                              ASSET PURCHASE AGREEMENT

     This Amendment to Asset Purchase Agreement (the "Amendment") is made and entered into as of this 20th day of July 1998 and amends the Asset Purchase Agreement (the "Agreement") entered into as of the 16th day of June, 1998, by and between Convergent Communications Services, Inc., a Colorado corporation (the "Buyer"), on the one hand, and Tie/Communications, Inc., a Delaware corporation and Debtor and Debtor in Possession (the "Seller") under Case No. SA 98-15547-JB (the "Case") in the United States Bankruptcy Court for the Central District of California (the "Bankruptcy Court").

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

     1. AMENDMENT OF SECTION 1.1.4. Section 1.1.4 of the Agreement is hereby amended by adding the following clause to the end of the last sentence:

     provided, however, that Intangible Property shall be deemed to include any claim or chose in action relating to payments by Buyer to PricewaterhouseCoopers (or its predecessors) for audit work performed in connection with the proposed acquisition contemplated by the letter agreement between Claricom, Inc., Seller and others, dated as of February 17, 1998; provided further, however, that Buyer shall not be deemed to assume any liabilities in connection with such letter agreement.

     2. AMENDMENT OF SECTION 4.2.1. Section 4.2.1 of the Agreement is hereby amended and restated in its entirety as follows:

               4.2.1 Seller shall have performed or tendered performance in all material respects of the covenants on Seller's part to be performed which, by their terms, are intended to be performed before the Closing.

     3. AMENDMENT OF SECTION 8.4.1. Section 8.4.1 of the Agreement is hereby amended as follows:

     by replacing the reference to "Section 4.2.8" with "Section 4.2.5";

     by replacing the figure "$1,500,000" each time it appears with "$1,250,000"; and

     by replacing the figure "$4,000,000" with "$3,000,000".

     4. AMENDMENT OF EXHIBITS A-2 AND A-3. Exhibit A-2 of the Agreement shall be amended by adding the leases listed on Exhibit B-2 hereof to Exhibit A-2. Exhibit A-3 of the Agreement shall be amended by adding the contracts listed on Exhibit B-3 to Exhibit A-3.

     5. ASSIGNMENT OF ADDITIONAL EXECUTORY CONTRACTS. In addition to the Contracts assigned pursuant to the Agreement, Seller shall assume and assign to Buyer any Contracts agreed to in writing by Buyer and Seller.

     6. CLOSING DATE. The Closing Date shall be effective at 12:01 a.m. July 27, 1998, or such other date as the parties shall mutually agree.

     7. AMENDMENT OF SECTION 9.14. Section 9.14 of the Agreement is hereby amended and restated in its entirety as follows:

          9.14 INVESTIGATIONS AND SURVIVAL. The respective representations, warranties, covenants and agreements of Seller and Buyer herein, or in any certificates or other documents delivered prior to or at the Closing, shall not be deemed waived or otherwise affected by any investigation made by any party hereto nor shall they be affected by the Closing; provided however that all representations and warranties (but not covenants or agreements, including without limitation the provisions of Sections 3.6 and 9.3) of both parties (including without limitation any statements and representations regarding title to the Property contained in Section 1.1 and 5.4 of the Agreement) shall expire 60 days after the Closing (except with respect to claims that have been asserted in writing prior to the expiration of such period for breaches of such representations and warranties).

     8. AMENDMENT OF SECTION 4.1.9. Section 4.1.9 of the Agreement is hereby amended and restated in its entirety as follows:

               4.1.9 Buyer shall have offered employment to (A) at least 90% of the employees who are employed by Seller on the Closing Date, and (B) at least 90% of the employees who are employed by Seller on the Closing Date at Seller's Overland Park, Kansas facility; provided that nothing contained herein shall (i) obligate Buyer to assume any collective bargaining agreements or any obligations thereunder or (ii) be interpreted to constitute an employment agreement with any such employees.

     9. LIMITED INDEMNIFICATION. Without limiting any other rights of Seller in the Agreement, Buyer agrees to indemnify Seller with respect to any and all expenses or payments for claims, reasonable attorneys fees or other out-of-pocket expenses, in each case actually incurred by Seller ("Payments") due to a breach of Buyer's obligation to assume the Contracts described in
Item 21 of Exhibit A-3 to the Agreement; provided, however, that Buyer shall not indemnify Seller with respect to any Payments arising out of any act or omission by Seller; provided, further, that Buyer shall not indemnify Seller with respect to (i) Payments relating to any matter of which Seller fails to provide Buyer with written notice within three business days of Seller becoming aware of such matter, and (ii) Payments paid by Seller to any person without Buyer's written consent (which consent shall not be unreasonably withheld).

     10. DEFINED TERMS. All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

     11. NO OTHER CHANGES. Except as specifically set forth in this Amendment, the Agreement shall remain in full force and effect.

                  [INTENTIONALLY BLANK -- SIGNATURES FOLLOW]

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

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                              Convergent Communications Services, Inc., a Colorado corporation


                              By:       /s/ Keith V. Burge
                                   -----------------------------------
                                   Name: Keith V. Burge
                                   Its:  President and Chief Operating
                                         Officer

                              Tie/Communications, Inc., a Delaware corporation, Debtor and Debtor in Possession

                              By:       /s/ Michael R. Dozier
                                   -----------------------------------
                                   Name: Michael R. Dozier
                                   Its:  President & Chief Operating Officer



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